EXHIBIT 99.1

Woodward Increases Dividend by 25%

FORT COLLINS, Colo., Jan. 23, 2015 (GLOBE NEWSWIRE) -- Woodward, Inc. (Nasdaq:WWD) today announced that its Board of Directors declared a cash dividend of $0.10 per share, an increase of 25% from $0.08 per share, for the quarter. The dividend will be payable on March 2, 2015, for stockholders of record as of February 13, 2015.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and energy markets. The company's innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company's quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2014 and any subsequently filed Quarterly Report on Form 10-Q.

CONTACT: Don Guzzardo
         Director, Investor Relations & Treasury
         970-498-3580
         Don.Guzzardo@Woodward.com